      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1999


                                                      REGISTRATION NO. 333-76589
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                 AMENDENT NO. 3
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            VALENCE TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)
                         ------------------------------

               DELAWARE                                  3570                                 77-0214673
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                         ------------------------------

                               301 CONESTOGA WAY
                            HENDERSON, NEVADA 89015
                                 (702) 558-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 LEV M. DAWSON
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            VALENCE TECHNOLOGY, INC.
                               301 CONESTOGA WAY
                            HENDERSON, NEVADA 89015
                                 (702) 558-1000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                              ANDREI MANOLIU, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 843-5000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                        AMOUNT TO               OFFERING PRICE              AGGREGATE
            SECURITIES TO BE REGISTERED                   BE REGISTERED              PER UNIT(2)            OFFERING PRICE(2)
Common Stock, $.001 par value......................                                       $                         $
Preferred Stock, $.001 par value...................
Warrants...........................................
  Total............................................       $50,000,000(3)                                    $50,000,000(4)(5)


              TITLE OF EACH CLASS OF                        AMOUNT OF
            SECURITIES TO BE REGISTERED                  REGISTRATION FEE
Common Stock, $.001 par value......................             $
Preferred Stock, $.001 par value...................
Warrants...........................................
  Total............................................         13,900.00

(1) Also includes such indeterminate number of shares of Common Stock and/or Preferred Stock as may be issued upon conversion or exercise of any Preferred Stock and/or Warrants that provide for conversion or exercise into other securities.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).
(3) Pursuant to General Instruction II.D of Form S-3, not specified as to each class and/or series of securities to be registered.
(4) Represents the aggregate (i) issue price of Preferred Stock or Warrants,
    (ii) amount used when computing the registration fee pursuant to Rule 457(c) for Common Stock, (iii) liquidation preference of any Preferred Stock and
    (iv) exercise price of any securities issuable upon exercise of Warrants.
(5) No separate consideration will be received for any Common Stock issuable upon conversion of Preferred Stock.
(6) $13,900.00 of the Registration Fee was previously paid.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses, other than the placement agent fees, underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee and the NASD filing fee.

Registration fee...................................................................  $  13,900
Printing and engraving expenses....................................................  $  20,000
Legal fees and expenses............................................................  $  20,000
Accounting fees and expenses.......................................................  $   5,000
Miscellaneous......................................................................  $  10,000
                                                                                     ---------
Total..............................................................................  $  68,900

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended ("Securities Act"). The Registrant's Bylaws also provide that the Registrant will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

    The Registrant's Restated Certificate of Incorporation ("Restated Certificate") provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Registrant has entered into agreements with its directors and officers that require Valence to indemnify such persons to the fullest extent authorized or permitted by the provisions of the Restated Certificate and Delaware law against expenses, judgements, fines, settlements and other amounts actually and responsibly incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any of its affiliated enterprise. Delaware law permits such indemnification, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. In addition, the Registrant maintains director and officer liability insurance which, subject to certain exceptions and limitations, insures directors and officers for any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act in their respective capacities as directors and officer of the Registrant.

    At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits are filed herewith or incorporated by reference herein:


 EXHIBIT
 NUMBER                                                 EXHIBIT TITLE
---------  --------------------------------------------------------------------------------------------------------
1.1        Form(s) of Underwriting Agreement(s).+
4.1        Form of Warrant.+
4.2        Form of Warrant Agreement.+
5.1        Opinion of Cooley Godward LLP
12.1       Computation of Ratios of Earnings to Fixed Charges.*
23.1       Consent of PricewaterhouseCoopers LLP, independent auditors.*
23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1).
23.3       Consent of Samil Accounting Corporation.*
24.1       Power of Attorney of certain directors and officers of the registrant (contained on Page 13).*


------------------------

+ To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

*   Previously Filed

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of periodic report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing information required to be included in a post-effective amendment that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and
(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contained a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Henderson, State of Nevada on May 12, 1999.


                                                Valence Technology, Inc.
                                                By: /s/ LEV M. DAWSON
                                                --------------------------------------------
                                                   Lev M. Dawson
                                                   Chairman of the Board,
                                                   Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                          TITLE                             DATE
---------------------------------------------  -------------------------------------------------  ---------------

              /s/ LEV M. DAWSON                Chairman of the Board, Chief Executive Officer        May 12, 1999
    ------------------------------------       and President (Principal Executive Officer)
                Lev M. Dawson

                      *                        Chief Financial Officer (Principal Financial and      May 12, 1999
    ------------------------------------       Accounting Officer)
                 Jay L. King

                      *                        Director                                              May 12, 1999
    ------------------------------------
                Carl E. Berg

                      *                        Director                                              May 12, 1999
    ------------------------------------
               Alan F. Shugart

                      *                        Director                                              May 12, 1999
    ------------------------------------
            Bert C. Roberts, Jr.

         *By:      /s/ LEV M. DAWSON
       -------------------------------
                Lev M. Dawson
              Attorney-in-Fact

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                                 EXHIBIT TITLE
---------  --------------------------------------------------------------------------------------------------------
1.1        Form(s) of Underwriting Agreement(s).+
4.1        Form of Warrant.+
4.2        Form of Warrant Agreement.+
5.1        Opinion of Cooley Godward LLP
12.1       Computation of Ratios of Earnings to Fixed Charges.*
23.1       Consent of PricewaterhouseCoopers LLP, independent auditors.*
23.2       Consent of Cooley Godward LLP (included in Exhibit 5.1).
23.3       Consent of Samil Accounting Corporation.*
24.1       Power of Attorney of certain directors and officers of the registrant (contained on Page 13).*


------------------------

+ To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

*   Previously Filed